Exhibit 10.4
OTIS

CORPORATE MANDATE LETTER MANAGING DIRECTOR OTIS SCS

Dear Sir,

In connection with your role as Managing Director of Otis SCS, we hereby inform you that the agreement dated 16 September 2024 is fully replaced by the current agreement.

Your seniority within the Group will be recognized as of 17 March 2003, and during the term of your corporate mandate as Managing Director of Otis SCS, you will continue to accrue seniority within the Group.

1)Remuneration for the corporate mandate

You will receive a corporate mandate allowance in the amount of € 565 000, paid over 12 months.

This allowance will be subject to the applicable social security contributions for the status of non-partner Managing Director of the company, which excludes eligibility for employee unemployment insurance coverage.

However, during the term of your corporate mandate, you will benefit from a Garantie Sociale des Chefs et Dirigeants d’Entreprise (GSC) insurance plan, the cost of which will be covered by Otis. A benefit-in-kind corresponding to the amount paid by the Company will appear on your payslip. You will be responsible for paying social security contributions and income tax on the amount of this benefit-in-kind.

CONVENTION DE MANDAT SOCIAL GERANT OTIS SCS

Cher Monsieur,

Dans le cadre de votre fonction de gérant de la société Otis SCS, nous vous informons que la convention du 16 septembre 2024 est remplacée dans son entièreté par la convention suivante.

Votre ancienneté dans le groupe sera reprise à compter du 17 mars 2003 et pendant la durée de votre mandat social en tant que Gérant d’Otis SCS, vous continuez à acquérir de l’ancienneté dans le Groupe

1)Rémunération du mandat social

Vous percevrez une indemnité de mandat social d’un montant de 565 000€ versée sur 12 mois.

Cette indemnité sera soumise aux charges sociales en vigueur applicable au statut de gérant non associé de la société, ce qui exclut le bénéfice de la couverture de l’assurance chômage salarié.

Vous bénéficierez cependant pendant l’exercice de votre mandat social d’une assurance garantie sociale chefs et dirigeants d’entreprise (GSC) dont le montant sera payé par la société Otis. Une valeur d’avantage en nature du montant payé par la Société figurera sur votre bulletin de paye. Vous devrez payer les charges sociales et l’impôt sur le revenu sur le montant de l’avantage en nature.

In addition, you will receive:
-In connection with your role, you may be eligible for a bonus calculated on the basis of 85% of your corporate mandate allowance, in accordance with the rules of Otis’s Short-Term Incentive (STI) program in effect. Subject to the achievement of the Company’s financial performance objectives, this target bonus is based on individual performance.
- For the duration of your mandate, you will receive a special allowance intended to compensate for the participation and profit-sharing amounts you lose as a result of the suspension of your employment contract. This allowance will be subject to the applicable social security contributions for the status of non-partner Managing Director.

En outre, vous percevrez :
-    Dans le cadre de votre fonction, vous pourrez bénéficier d’un bonus déterminé sur la base de 85% de votre indemnité de mandat social conformément aux règles de notre programme Short-Term Incentive (STI) en vigueur au sein d’Otis. Sous condition d’atteinte des performances économiques de l’entreprise, ce bonus cible est basé sur les performances individuelles.
-    Pendant la durée de votre mandat vous bénéficierez d’une prime spéciale destinée à compenser le montant de la participation et intéressement que vous perdez en raison de la suspension de votre contrat de travail. Cette prime sera soumise aux charges sociales en vigueur applicable au statut de gérant non associé de la société.

2) Company car

As part of your role, you will be provided with a company car, in accordance with the vehicle policy in effect within the Company.

A benefit-in-kind corresponding to personal use of the vehicle will appear on your payslip. You will be responsible for paying social security contributions and income tax on the amount of this benefit-in-kind.

2) Véhicule de fonction

Dans le cadre de votre fonction, vous bénéficierez d’un véhicule de fonction, selon la politique voiture applicable dans l’entreprise.

Une valeur d’avantage en nature figurera sur votre bulletin de paye, en contrepartie de l’utilisation personnelle du véhicule. Vous devrez payer les charges sociales et l’impôt sur le revenu sur le montant de l’avantage en nature.

3)Rest entitlement During the suspension of your employment contract, you are not subject to the rules governing working time or paid leave. However, you will be entitled to 30 rest days.
3) Droit à repos

Pendant la suspension de votre contrat de travail, vous n’êtes pas soumis aux règles relatives à la durée du travail et aux congés payés.

Vous pourrez cependant bénéficier de 30 Jours de repos.

4)Confidentiality and exclusivity obligations

You agree that, for the duration of your duties, you will refrain from engaging in any act of direct or indirect competition detrimental to OTIS.

You undertake to maintain the strictest confidentiality regarding all matters relating to OTIS’s manufacturing or commercial processes, and more generally, all information you may obtain in the course of your duties or due to your presence in the Company.

Given your duties and the level of availability they require, you agree not to engage in any other professional activity.

5) Protection of personal data

In compliance with personal data protection legislation, we are required to respect standard data protection principles. These principles are summarized in the Data Protection and Privacy Policy that has been provided to you and is available on the Company intranet. As part of your duties and responsibilities, you must do your best to ensure compliance with these principles.

A key element of data protection principles is the obligation to ensure that data is processed securely and protected against any unauthorized or unlawful processing or loss. The Data Protection and Privacy Policy contains detailed information on these principles. The key elements are as follows:
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-All documents and communications containing personal data must be treated as confidential and stored securely.

4) Obligation de confidentialité et d’exclusivité

Vous vous interdisez de vous livrer, pendant la durée de vos fonctions, à un quelconque acte de concurrence directe ou indirecte au détriment de la Société OTIS.

Vous vous engagez à conserver, de la façon la plus stricte, la discrétion la plus absolue sur tout ce qui a trait aux secrets et procédés concernant les fabrications ou le commerce de la Société OTIS et plus généralement sur l’ensemble des renseignements que vous pourrez recueillir à l’occasion de vos fonctions ou du fait de votre présence dans l’entreprise.

Au regard de vos fonctions et de la nécessaire disponibilité qu’elles impliquent, vous vous engagez à ne pas exercer d’autre activité professionnelle.

5) Protection des données individuelles

En nous conformant à la législation sur la protection des données personnelles, nous sommes tenus de respecter les principes standards de protection des données. Ceux-ci sont résumées dans la Politique de Protection des Données et de la Vie Privée qui vous a été remis et qui est disponible sur l’intranet de l’entreprise. Dans l'exercice de vos fonctions et de vos responsabilités, vous devez faire de votre mieux pour vous assurer que nous respectons ces principes.

Un élément clé des principes de protection des données est l'obligation de veiller à ce que les données soient traitées en toute sécurité et protégées contre tout traitement ou perte non autorisé ou illicite. La Politique de Protection des Données et de la Vie Privée contient tous les détails nécessaires sur ces principes. Les éléments clés sont les suivants :

- Tous les documents et communications contenant des données personnelles doivent être traités comme confidentiels et conservés en toute sécurité.

-When you are not actively working on a document containing personal data, it must be locked away and secured.
-The transmission of personal data must be carried out using the most secure method available, and only within OTIS or externally to approved suppliers.

-Lorsque vous ne travaillez pas activement sur un document contenant des données personnelles, il doit être verrouillé et sécurisé.
-La transmission de données à caractère personnel doit se faire en utilisant la méthode la plus sûre disponible et uniquement au sein de la Société OTIS ou en dehors de la Société OTIS à des fournisseurs établis.

Data protection breach – urgent notification

All staff are required to report immediately any actual or suspected data security incident to the Legal Department.

A data security incident occurs when there is destruction, loss, alteration, unauthorized disclosure, or unauthorized access to personal data or confidential information that are held, stored, transmitted or processed in any manner. For example, a data security incident occurs if our servers are hacked, or if you lose a laptop or send an email to the wrong person.

Further information on how we handle data security incidents, as well as emergency contact details (including for DSIL and the DPO), is available in our Data Protection and Privacy Policy.

Atteinte à la protection des données - et notification urgente

Tout le personnel est tenu de signaler immédiatement tout incident réel ou soupçonné en matière de sécurité des données au responsable juridique

Un incident de sécurité des données se produit lorsqu'il y a destruction, perte, altération ou divulgation non autorisée ou accès non autorisé à des données personnelles ou des informations confidentielles qui sont détenues, stockées, transmises ou traitées de quelque manière que ce soit. Par exemple, il y a un incident de sécurité des données si nos serveurs sont piratés ou si vous perdez un ordinateur portable ou envoyez un courriel à la mauvaise personne par erreur.

De plus amples informations sur la manière dont nous traitons les incidents de sécurité des données ainsi que les coordonnées de contact pour les communications urgentes (y compris pour la DSIL et le DPO) sont disponibles dans notre Politique de Protection des Données et de la Vie Privée.

6)Ethics and compliance

You agree to comply with the Code of Ethics as well as all OTIS rules and policies relating to ethics and compliance. All information relating to ethics and compliance may be consulted on Planet OTIS, under the Ethics section.

We kindly ask you to return a signed copy of this letter, bearing the handwritten note “Read and approved”.

Yours sincerely,

Deux originaux signés à Puteaux
Le 16 Janvier 2026

6) Ethique et déontologie

Vous vous engagez à respecter le code de déontologie ainsi que toutes les règles et politiques d’OTIS en matière d’éthique. Vous avez la possibilité de consulter toutes les informations relatives à l’éthique et à la déontologie sur le site Planet OTIS, rubrique Ethique.

Nous vous remercions de nous retourner le double de la présente revêtu de votre signature et de la mention « Lu et approuvé ».

Nous vous prions d’agréer, Monsieur, l’expression de nos salutations distinguée

Two originals signed, in Puteaux
On January 16th, 2026

/s/ Gaëlle Babouche	/s/ Thibault Lefebure
La Société / The Company*	Le Salarié / The Employee*
Gaëlle BABOUCHE	Thibault LEFEBURE
Directrice des Ressources Humaines WE

*Parapher chaque page. Sur la dernière page, faire précéder la signature de la mention manuscrite « Lu et approuvé, bon pour accord ».
Initials on each page. On last page, the signature must be preceded by the handwritten words: "Lu et approuvé, bon pour accord” (Read and approved, valid for agreement).

Siège Social Otis	Campus Arboretum – Bâtiment Cèdre	SIREN 542.107.800 RCS Nanterre
SCS au Capital de 6.202.305€	1 place des Papeteries	APE 4329B
	92000 Nanterre	N° TVA : FR 72 542 107 800
otis.com	Tel : 01 46 91 60 00